As filed with the Securities and Exchange Commission on November 4, 2011

Registration No. 333-163120

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1

TO

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

RENTRAK CORPORATION

(Exact name of Registrant as specified in its charter)

Oregon	93-0780536
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

One Airport Center

7700 NE Ambassador Place

Portland, Oregon 97220

(Address of principal executive offices, including zip code)

RENTRAK CORPORATION

AMENDED AND RESTATED 2005 STOCK INCENTIVE PLAN

(Full title of the plan)

William P. Livek

Chief Executive Officer

Rentrak Corporation

One Airport Center

7700 NE Ambassador Place

Portland, Oregon 97220

Telephone: (503) 284-7581

(Name, address and telephone number, including area code, of agent for service)

Copy to:

Danielle Benderly

Perkins Coie LLP

1120 N.W. Couch Street, Tenth Floor

Portland, Oregon 97209-4128

(503) 727-2000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share, and preferred stock purchase rights related thereto, under the Rentrak Corporation Amended and Restated 2005 Stock Incentive Plan	(1)	(1)	(1)	(1)

(1)	No additional shares are being registered and registration fees were paid upon filing of the original Form S-8 Registration Statement with the Securities and Exchange Commission on November 13, 2009 (Registration No. 333-163120) for the plan. Therefore, no further registration fee is required.

EXPLANATORY NOTE

Effective August 24, 2011, the Registrant suspended its Amended and Restated 2005 Stock Incentive Plan (the “2005 Plan”) with respect to the grant of new awards under the 2005 Plan, and adopted a new plan, the Rentrak Corporation 2011 Incentive Plan (the “2011 Plan”), effective as of the date the 2011 Plan was approved by the Registrant’s shareholders on August 24, 2011. The Registrant’s Form S-8 Registration Statement filed with the Securities and Exchange Commission on November 13, 2009 (Registration No. 333-163120) (the “Registration Statement”) is hereby amended to provide that up to 97,672 shares previously available for issuance, but not issued or subject to outstanding options, under the 2005 Plan are no longer issuable under the 2005 Plan and may now instead be issued under the 2011 Plan.

The Registration Statement shall remain in effect for purposes of outstanding stock options granted under the 2005 Plan.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Portland, State of Oregon, on November 4, 2011.

Rentrak Corporation

/s/ David I. Chemerow
By:	David I. Chemerow Chief Operating Officer and Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment to Registration Statement has been signed by the following persons in the capacities indicated below on November 4, 2011.

Signature	Title

/s/ William P. Livek William P. Livek	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ David I. Chemerow David I. Chemerow	Chief Operating Officer and Chief Financial Officer (Principal Financial and Accounting Officer)

William E. Engel	Director

* Richard Hochhauser	Director

Anne MacDonald	Director

Martin B. O’Connor	Director

* Brent D. Rosenthal	Director

* Ralph R. Shaw	Director

*By /s/ David I. Chemerow David I. Chemerow, Attorney-in-Fact